As filed with the Securities and Exchange Commission on August 3, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

SM&A

(Exact name of registrant as specified in its charter)

Delaware	33-0080929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Eighth Floor
Newport Beach, California 92660
(949) 975-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

STEVE D. HANDY

Senior Vice President and Chief Financial Officer

SM&A

4695 MacArthur Court, Eighth Floor

Newport Beach, CA 92660

(949) 975-1550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Thomas A. Waldman

Bingham McCutchen LLP

355 South Grand Avenue, Suite 4400

Los Angeles, CA 90071

(213) 680-6400

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,500,000	$6.92	$10,380,000	$318.67

(1)                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of the Registrant’s Common Stock on July 30, 2007, as reported on the NASDAQ National Market.

TABLE OF CONTENTS

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits.
SIGNATURES
Index To Exhibits
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, SM&A (the “Registrant”) hereby incorporates herein by reference the contents of :

(a)  The Registrant’s Annual Report for the fiscal year ended December 31, 2006 on Form 10-K filed with the SEC on March 14, 2007 and on Form 10-K/A filed with the SEC on March 16, 2007;

(b)  The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2007 for the fiscal quarter ended March 31, 2007;

(c)  The Registrant’s Current Reports on Form 8-K filed with the SEC on February 1, 2007, February 12, 2007, February 22, 2007, March 2, 2007, March 13, 2007, April 27, 2007, July 3, 2007 and July 23, 2007, and on Form 8-K/A filed with the SEC on April 19, 2007 and July 5, 2007; and

(d)  The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-23585 on Form 8-A filed with the SEC on January 5, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), as modified in the Registrant’s Form 8-K filed with the SEC on December 6, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 8. Exhibits.

5.1           Opinion of Bingham McCutchen LLP.

23.1         Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3         Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

24.1         Power of Attorney (included on page II-2 and II-3).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on August 3, 2007.

Rame	SM&A
a Delaware corporation

	By:	/s/ STEVE D. HANDY
Steve D. Handy
Senior Vice President and Chief Financial Officer

We, the undersigned directors and officers of SM&A, do hereby constitute and appoint Cathy L. McCarthy and Steve D. Handy our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for us and in our name, place and stead, in any and all capacities to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, with all exhibits thereto and other documents in connection therewith, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ CATHY L. MCCARTHY	President and Chief Executive Officer	August 3, 2007
Cathy L. McCarthy
/s/ STEVE D. HANDY	Senior Vice President and Chief Financial	August 3, 2007
Steve D. Handy	Officer
/s/ DWIGHT L. HANGER	Chairman of the Board	August 3, 2007
Dwight L. Hanger
/s/ WILLIAM C. BOWES	Director	August 3, 2007
William C. Bowes
/s/ CATHY L. MCCARTHY	Director	August 3, 2007
Cathy L. McCarthy
/s/ J. CHRISTOPHER LEWIS	Director	August 3, 2007
J. Christopher Lewis
/s/ JOSEPH B. REAGAN	Director	August 3, 2007
Joseph B. Reagan
/s/ ROBERT RODIN	Director	August 3, 2007
Robert Rodin
/s/ JOHN P. STENBIT	Director	August 3, 2007
John P. Stenbit
/s/ ROBERT J. UNTRACHT	Director	August 3, 2007
Robert J. Untracht

II-2

Table of Contents

Index To Exhibits

Sequentially Numbered Exhibit	Description
5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on page II-2).